UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 9, 2009

SOLUTIA INC.
(Exact name of registrant as specified in its charter)

DELAWARE
(State of Incorporation)

001-13255	43-1781797
(Commission File Number)	(IRS Employer Identification No.)

575 Maryville Centre Drive, P.O. Box 66760, St. Louis, Missouri	63166-6760
(Address of principal executive offices)	(Zip Code)

(314) 674-1000
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Issuance of Senior Notes due 2017

On October 15, 2009, Solutia Inc. (the “Company”) completed the sale of $400,000,000 in aggregate principal amount of 8.75% senior notes due 2017 (the “Notes”).  In connection therewith, the Company entered into the following agreements:

Underwriting Agreement

On October 9, 2009, the Company (and the subsidiary guarantors party thereto) entered into an underwriting agreement (the “Underwriting Agreement”) with Deutsche Bank Securities Inc., for themselves and acting as representatives of the several underwriters identified therein (collectively, the “Underwriters”) with respect to the offering of the Notes. The Notes were offered pursuant to a prospectus supplement and accompanying prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) of the Securities Act of 1933, as amended, in connection with the Company’s registration statement on Form S-3, as amended (Registration Statement No. 333-160834).   Pursuant to the Agreement, the Underwriters agreed to purchase the Notes subject to certain closing conditions. The Company, among other things, agreed not to, without the prior written consent of Deutsche Bank Securities Inc., issue or sell securities similar to the Notes for 30 days after the date of the Agreement.  The Agreement also contains standard indemnification rights and obligations of the Company and the Underwriters. One or more of the Underwriters or their affiliates have either provided investment banking services to the Company in the past or may do so in the future. The Underwriters receive customary fees and commissions for these services.

A copy of the Underwriting Agreement is attached hereto as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated by reference herein. The above description of the material terms of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Indenture

On October 15, 2009, the Company (and the subsidiary guarantors party thereto) entered into a base indenture (the “Base Indenture”), dated the same date, with The Bank of New York Mellon Trust Company, N.A. as trustee (the “Trustee”) providing for the issuance of notes generally.  The terms of the Notes are reflected in the First Supplemental Indenture (the “Supplemental Indenture” and with the Base Indenture, the “Indenture”) thereto, dated the same date, among the Company, the subsidiary guarantors party thereto and the Trustee. The Supplemental Indenture provides, among other things, that the Notes will be senior unsecured obligations of the Company.  Interest is payable on the Notes on each May 1 and November 1, commencing May 1, 2010.  The Company may redeem some or all of the Notes at any time prior to November 1, 2013 at a price equal to 100% of the principal amount of the Notes redeemed plus an applicable make-whole premium. On or after November 1, 2013, the Company may redeem some or all of the Notes at redemption prices set forth in the Supplemental Indenture. In addition, at any time prior to November 1, 2013, the Company may redeem up to 35% of the aggregate principal amount of the Notes at a redemption price of 108.75% of the principal amount of the Notes redeemed with the net cash proceeds of certain equity offerings.

The Company’s payment obligations under the Notes are fully and unconditionally guaranteed on an unsecured senior basis by certain domestic subsidiaries.  The Notes are not guaranteed by any of the Company’s foreign subsidiaries.

The terms of the Indenture, among other things, limit the ability of the Company to incur additional debt and issue preferred stock; pay dividends or make other restricted payments; make certain investments; create liens; allow restrictions on the ability of certain of its subsidiaries to pay dividends or make other payments to it; sell assets; merge or consolidate with other entities; and enter into transactions with affiliates.

Subject to certain limitations, in the event of a change of control of the Company, the Company will be required to make an offer to purchase the Notes at a price equal to 101% of the principal amount of the Notes, plus accrued and unpaid interest to the date of repurchase.

The Indenture provides for customary events of default which include (subject in certain cases to customary grace and cure periods), among others, nonpayment of principal or interest; breach of other agreements in the Indenture; failure to pay certain other indebtedness; failure to pay certain final judgments; failure of certain guarantees to be enforceable; and certain events of bankruptcy or insolvency. Generally, if an event of default occurs, the Trustee or the holders of at least 25% in aggregate principal amount of the then outstanding series of Notes may declare all the Notes of such series to be due and payable immediately.

Copies of the Base Indenture and the Supplemental Indenture are attached hereto as Exhibits 4.1 and 4.2 to this Current Report on Form 8-K, respectively, and are incorporated by reference herein. The above description of the material terms of the Indenture and the Notes does not purport to be complete and is qualified in its entirety by reference to such exhibits.

Credit Agreement Amendments

Amendments

On October 15, 2009, the Company entered into amendments (the “Amendments”) to (i) that certain $450,000,000 Credit Agreement dated as of February 28, 2008 among the Company, as U.S. borrower, Solutia Europe SPRL/BVA and Flexsys SA/NV, as European borrowers, the lenders named therein, and Citibank, N.A. as administrative agent and as collateral agent (the “ABL Facility”), and (ii) that certain $1,200,000,000 Credit Agreement dated as of February 28, 2008 (the “Term Loan Facility”) among the Company, as borrower, the lenders named therein, and Citibank, N.A. as administrative agent and as collateral agent.

The Amendment to the ABL Facility, among other things, (1) permitted U.S. loan parties to issue notes that are unsecured or secured by a junior lien so long as a portion of the proceeds equal to the greater of (x) $200.0 million and (y) $100.0 million less than the aggregate amount of the notes are used to prepay the term loans; (2) amended the existing unsecured debt basket to permit up to $300.0 million of such debt to be secured by a junior lien; (3) provided for amendments to the intercreditor agreement in connection with the foregoing; (4) reduced the letter of credit sublimit to $125.0 million from $175.0 million; (5) increased the cap on receivables subject to factoring by the U.S. Borrower or any of its restricted subsidiaries to $30.0 million from $15.0 million; (5) increased the basket for debt of any non-guarantor restricted subsidiary to $75.0 million from $50.0 million and expanded the basket to include other types of debt; (6) increased the amounts allowable of investments in non-loan parties; (7) increased the basket for investments in non-guarantor restricted subsidiaries or in European loan parties to $125.0 million from $100.0 million; (8) permitted the sale or transfer of certain specified businesses to a joint venture or any other third party; (9) permitted the transfer of assets from loan parties to non-loan parties in an amount equal to (i) $50.0 million plus (ii) $200.0 million in the case of assets acquired, (10) permitted the transfer of Brazilian and Japanese subsidiaries of Monchem International, Inc. to non-loan parties; (11)  permitted other intercompany transfers, (12) provided that fair market value for purposes of investments and certain asset sales will be calculated net of assumed liabilities; and (13) reset the cap in the general asset sale basket.

The Amendment to the Term Loan Facility made similar changes and in addition, among other things, (i) amended the add-back for restructuring charges in the “Consolidated EBITDA” definition to permit up to $75.0 million in restructuring charges in the aggregate, (ii) amended “Excess Cash Flow” to exclude currency valuation impacts on working capital and make adjustments for cash payments relating to pension plan contributions, other post-employment benefits and environmental liabilities; (iii) increased the basket for “Permitted Acquisitions” of non-loan parties from $100.0 million to $200.0 million; and (iv) reset “Total Leverage Ratio” covenant levels for test periods through September 30, 2011, as follows:

Date	Ratio
September 30, 2009	4.50:1.00
December 31, 2009	4.50:1.00
March 31, 2010	4.50:1.00
June 30, 2010	4.50:1.00
September 30, 2010	4.50:1.00
December 31, 2010	4.50:1.00
March 31, 2011	4.25:1.00
June 30, 2011	4.00:1.00
September 30, 2011	3.75:1.00

The Amendments, including a previous amendment to the Revolving Credit Facility, are attached as Exhibits 10.1 to 10.3 hereto and are incorporated by reference herein. The above description of the material terms of the Amendments does not purport to be complete and is qualified in its entirety by reference to such exhibits.

Intercreditor Agreement

In addition, the Company and certain of its subsidiaries, Citibank, N.A., as administrative agent and collateral agent under the Term Loan Facility, and Citibank, N.A., as administrative agent and collateral agent under the ABL Facility, have also entered into an amended Intercreditor Agreement that sets forth the rights of such agents in the collateral described herein, including the relative lien priorities of the agents, restrictions on enforcement against the collateral, access rights, application of proceeds and restrictions on amendments of the loan documents. These changes were made in connection with the amendments described in numbered clauses (1) to (3) above. The description of the amended Intercreditor Agreement is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached as Exhibit 10.4 to this report and incorporated herein by reference.

ITEM 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

 The information under “Indenture” in Item 1.01 above is incorporated herein by reference.

ITEM 9.01	Financial Statements and Exhibits.

(c) Exhibits:

Exhibit Number

1.1	Underwriting Agreement dated October 9, 2009, between the Company, the subsidiary guarantors party thereto and Deutsche Bank Securities Inc., as representative of the several Underwriters.
4.1	Indenture dated October 15, 2009, by and between the Company, the subsidiary guarantors and the Trustee.
4.2	First Supplemental Indenture to the Indenture dated October 15, 2009, by and between the Company, the subsidiary guarantors and the Trustee.
10.1
First Amendment dated as of  May 29, 2009, to the Credit Agreement, dated as of February 28, 2008, among Solutia Inc., Solutia Europe SPRL/BVBA, Flexsys SA/NV, and Citibank, N.A., as administrative agent for the lenders.

10.2
Second Amendment dated as of October 15, 2009, to the Credit Agreement, dated as of February 28, 2008, to Credit Agreement dated as of May 29, 2009 among  Solutia Inc., Solutia Europe SPRL/BVBA, Flexsys SA/NV, and Citibank, N.A., as administrative agent for the lenders.

10.3
First Amendment, dated as of October 15, 2009, to the Credit Agreement, dated as of February 28, 2008 among Solutia Inc., the lending institutions party thereto and Citibank, N.A., as administrative agent for the lenders.

10.4
Amended Intercreditor Agreement, dated as of October 15, 2009, by and among Solutia Inc., each of the subsidiaries from time to time party thereto, Citibank, N.A., in its capacity as administrative agent and collateral agent for the holders of the Term Loan Obligations, and Citibank, N.A., in its capacity as administrative agent and collateral agent for the holders of the Revolving Credit Obligations.

SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED.

SOLUTIA INC.
(Registrant)
/s/ Paul J. Berra, III
Senior Vice President, General Counsel, and Chief Administrative Officer

DATE: October 15, 2009

Exhibit Table

1.1	Underwriting Agreement dated October 9, 2009, between the Company, the subsidiary guarantors party thereto and Deutsche Bank Securities Inc., as representative of the several Underwriters.
4.1	Indenture dated October 15, 2009, by and between the Company, the subsidiary guarantors and the Trustee.
4.2	First Supplemental Indenture to the Indenture dated October 15, 2009, by and between the Company, the subsidiary guarantors and the Trustee.
10.1
First Amendment dated as of  May 29, 2009, to the Credit Agreement, dated as of February 28, 2008, among Solutia Inc., Solutia Europe SPRL/BVBA, Flexsys SA/NV, and Citibank, N.A., as administrative agent for the lenders.

10.2
Second Amendment dated as of October 15, 2009, to the Credit Agreement, dated as of February 28, 2008, to Credit Agreement dated as of May 29, 2009 among  Solutia Inc., Solutia Europe SPRL/BVBA, Flexsys SA/NV, and Citibank, N.A., as administrative agent for the lenders.

10.3
First Amendment, dated as of October 15, 2009, to the Credit Agreement, dated as of February 28, 2008 among Solutia Inc., the lending institutions party thereto and Citibank, N.A., as administrative agent for the lenders.

10.4
Amended Intercreditor Agreement, dated as of October 15, 2009, by and among Solutia Inc., each of the subsidiaries from time to time party thereto, Citibank, N.A., in its capacity as administrative agent and collateral agent for the holders of the Term Loan Obligations, and Citibank, N.A., in its capacity as administrative agent and collateral agent for the holders of the Revolving Credit Obligations.